Example Template : 77O


DWS TECHNOLOGY FUND

N-Sar November 1, 2011 - April 30, 2012

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
DEMANDWARE
24802Y105
3/12/2012
88,000,000
$16.00

17,196
0.02%

DB,GS
GS
BAZAARVOICE INC
73271108
2/23/2012
113,810,000
$12.00

64,544
0.68%

MS,CS,DB
MS
IMPERVA INC
45321L100
11/9/2011
80,000,000
$18.00

60,340
1.36%

JPM,DB,RBS
JPM